CONSENT OF KPMG LLP

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




    The Board of Directors
    WSFS Financial Corporation:


    We consent to the incorporation by reference in the registration statements (No. 333-106561, No. 333-26099, No. 333-33713, No. 333-40032, and No.
    333-127225) on Form S-8 of WSFS Financial Corporation of our report dated March 15, 2006, with respect to the consolidated statement of condition of WSFS Financial Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of WSFS Financial Corporation.

     /s/ KPMG LLP

     Philadelphia, Pennsylvania
     March 15, 2006